Exhibit 23.1

LENNING & CO., INC.

CERTIFIED PUBLIC ACCOUNTANTS

18377 Beach Blvd., Ste. 211

Huntington Beach, CA 92648

(714) 893-0646

Fax (714) 596-7152

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Auscrete Corporation on Form S-1 of our audit report, dated July 2, 2012, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2011 which appears in such Registration Statement.

July 2, 2012